                                                        EXHIBIT 12
AETNA INC.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS



(Millions)                           1996           1995          1994          1993        1992
                                     ____           ____          ____          ____        ____


Pretax income (loss) from
 continuing operations               $   338.7      $   726.2     $   627.5     $(1,014.7)  $   145.5

Add back fixed charges                   245.1          187.0         170.8         154.7       171.5
Minority interest                         16.4           16.1          11.4           7.0         8.6
                                     _________      _________     _________     _________   _________
   Income (loss) as adjusted         $   600.2      $   929.3     $   809.7     $  (853.0)  $   325.6
                                     _________      _________     _________     _________   _________
                                     _________      _________     _________     _________   _________
Fixed charges:
  Interest on indebtedness           $   168.3 (1)  $   115.9 (1) $    98.6 (1) $    77.4   $    81.4
  Portion of rents representative
   of interest factor                     76.8           71.1          72.2          77.3        90.1
                                     _________      _________     _________     _________   _________

   Total fixed charges               $   245.1      $   187.0     $   170.8     $   154.7   $   171.5
                                     _________      _________     _________     _________   _________
                                     _________      _________     _________     _________   _________

Preferred stock dividend
 requirements                             41.1              -             -             -           -
                                     _________      _________     _________     _________   _________

Total combined fixed charges
 and preferred stock dividend
 requirements                        $   286.2      $   187.0     $   170.8     $   154.7   $   171.5
                                     _________      _________     _________     _________   _________
                                     _________      _________     _________     _________   _________

Ratio of earnings to fixed
 charges                                  2.45           4.97          4.74         (5.51)       1.90
                                     _________      _________     _________     _________   _________
                                     _________      _________     _________     _________   _________

Ratio of earnings to combined
 fixed charges and preferred
 stock dividends                          2.10           4.97          4.74         (5.51)       1.90
                                     _________      _________     _________     _________   _________
                                     _________      _________     _________     _________   _________


(1) Includes the dividends paid to preferred shareholders of a subsidiary.  (See Note 14 of Notes to Financial Statements in the 1996 Annual Report.)


                                                        EXHIBIT 12
AETNA SERVICES, INC. (1)

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS



(Millions)                                     1996
                                               ____


Pretax income from
 continuing operations                         $   335.0

Add back fixed charges                             243.8
Minority interest                                   16.4
                                               _________
   Income as adjusted                          $   595.2
                                               _________
                                               _________
Fixed charges:
  Interest on indebtedness                     $   168.3 (2)
  Portion of rents representative
   of interest factor                               75.5
                                               _________

   Total fixed charges                         $   243.8
                                               _________
                                               _________

Preferred stock dividend
 requirements                                          -
                                               _________

Total combined fixed charges
 and preferred stock dividend
 requirements                                  $   243.8
                                               _________
                                               _________

Ratio of earnings to fixed
 charges                                            2.44
                                               _________
                                               _________

Ratio of earnings to combined
 fixed charges and preferred
 stock dividends                                    2.44
                                               _________
                                               _________


(1) Aetna Inc. has fully and unconditionally guaranteed the payment of all principal, premium, if any, and interest on all outstanding debt securities of Aetna Services, Inc. (See Note 13 of Notes to Financial Statements in the 1996 Annual Report.)

(2) Includes the dividends paid to preferred shareholders of a subsidiary. (See Note 14 of Notes to Financial Statements in the 1996 Annual Report.)
